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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported): September 27, 2001
                             (September 14, 2001)


                               XTRA Corporation
              (Exact name of Registrant as Specified in Charter)

     Delaware                          1-7654                06-0954158
     (State or Other Jurisdiction      (Commission File      (I.R.S. Employer
     of Incorporation)                 Number)               Identification No.)

               200 Nyala Farms Road, Westport, CT                06880
               (Address of Principal Executive Offices)        (Zip Code)


                                (203) 221-1005
              (Registrant's telephone number including area code)

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Item 1.  Changes in Control of Registrant.
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     (a) Pursuant to an Agreement and Plan of Merger, dated July 30, 2001 (the
"Merger Agreement") among XTRA Corporation, a Delaware corporation (the "Registrant"), Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") and BX Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Berkshire ("Purchaser"), Purchaser commenced a tender offer (the "Offer") on August 14, 2001, for all the outstanding shares of common stock, par value $0.50 per share, of the Registrant (the "Shares") at a price of $55.00 in cash per share, without interest (the "Offer Price"). A copy of the Merger Agreement is an exhibit hereto and incorporated herein by reference. The Offer was made pursuant to Purchaser's Offer to Purchase, dated August 14, 2001, and the related Letter of Transmittal.

     The Offer expired at 5:00 p.m., New York City time, on September 14, 2001. According to an amended report from EquiServe Trust Company, N.A., the depositary for the Offer, a total of 10,119,605 Shares, or approximately 96.3% of the outstanding Shares, were tendered pursuant to the Offer. Following expiration of the Offer, Purchaser accepted for payment and paid for all validly tendered Shares resulting in a change in control of the Registrant.

     The consummation of the Offer and acceptance for payment by Purchaser of the Shares validly tendered pursuant thereto was announced in a joint press release of Berkshire and the Registrant, dated September 17, 2001. A copy of such press release is an exhibit hereto and incorporated herein by reference.

     Pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL"), Purchaser was merged (the "Merger") with and into the Registrant, effective on September 20, 2001, when Purchaser filed a Certificate of Ownership and Merger with the Secretary of State of Delaware. Under the DGCL, no action was required by the stockholders of the Registrant, other than Purchaser, for the Merger to become effective. As a result of the Merger (i) the Registrant became a wholly owned subsidiary of Berkshire and (ii) each Share issued and outstanding (other than Shares held by Berkshire, Purchaser or any other wholly owned subsidiary of Berkshire or by the Registrant as treasury stock or by any subsidiary of the Registrant or by dissenting stockholders properly exercising their appraisal rights under Delaware law) was converted into the right to receive $55.00 in cash per share, without interest (the "Merger Consideration").

     The total amount of funds required by Purchaser to consummate the Offer and the Merger and to pay fees and expenses related thereto is estimated by Purchaser to be approximately $590
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million. According to Purchaser, the funds used to pay the Offer Price were provided, and the funds to be used to pay the Merger Consideration will be provided, to Purchaser by Berkshire.

     In accordance with the terms of the Merger Agreement, certain directors of the Registrant were replaced as directors of the Registrant. Immediately following the Merger, Messrs. Lewis Rubin, Warren E. Buffett, Marc D. Hamburg and William H. Franz were elected as the directors of the Registrant.

     (b) Except as described above, to the best of the Registrant's knowledge, there are no arrangements, including any pledge by Berkshire or Purchaser (or any other direct or indirect subsidiary of Berkshire) of the Shares, the operation of which may at a subsequent date result in a change of control of the Registrant.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c) Exhibits:

     2.1 Agreement and Plan of Merger dated as of July 30, 2001 by and among the Registrant, Berkshire and Purchaser (previously filed on July 31, 2001, with the Securities and Exchange Commission as exhibit 2.1 to the Registrant's Current Report on Form 8-K and incorporated herein by reference).

     99.1 Joint Press Release of Berkshire and the Registrant, dated September 17, 2001 (previously filed on September 17, 2001, with the Securities and Exchange Commission as exhibit (a)(10) on Amendment No. 3 to the Schedule TO filed by Berkshire and the Purchaser, dated August 14, 2001 and incorporated herein by reference).

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          By: /s/ A. Scott Mansolillo
                                             ___________________________________
                                             A. Scott Mansolillo
                                             Vice President, General Counsel and
                                             Secretary

Date: September 27, 2001
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                                 EXHIBIT INDEX


Exhibit No.    Description
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       2.1.    Agreement and Plan of Merger dated as of July 30, 2001 by and among the Registrant, Berkshire and Purchaser (previously filed on July 31, 2001, with the Securities and Exchange Commission as exhibit 2.1 to the Registrant's Current Report on Form 8-K and incorporated herein by reference).

       99.1 Joint Press Release of Berkshire and the Registrant, dated September 17, 2001 (previously filed on September 17, 2001, with the Securities and Exchange Commission as exhibit (a)(10) on Amendment No. 3 to the Schedule TO filed by Berkshire and the Purchaser, dated August 14, 2001 and incorporated herein by reference).